                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116233) pertaining to the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan and the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan and the Registration Statements on Form S-3 (Nos. 333-101499, 333-31142, 333-43066, 333-55370 and 333-81432) of La Jolla
Pharmaceutical Company of our reports dated February 28, 2005, with respect to:
(1) the consolidated financial statements of La Jolla Pharmaceutical Company, and (2) management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of La Jolla Pharmaceutical Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                         /s/ Ernst & Young LLP

San Diego, California
March 4, 2005